                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)  June 24, 1998

                          DIGITAL VIDEO SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

         0-28472                                    77-033728
(Commission File Number)                (I.R.S. Employer Identification No.)


160 Knowles Drive
Los Gatos, California                                 95032
(Address of principal                               (Zip Code)
executive offices)


                                (408) 874-8200
              Registrant's telephone number, including area code

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     (a) On June 23, 1998, Digital Video Systems, Inc. (the "Registrant") completed the acquisition of an exclusive, perpetual, royalty-free license for certain intellectual property ("Intellectual Property") relating to DVD-ROM technology from Hyundai Electronics Industries, Co., Ltd. ("Hyundai") for 2,000,000 shares of the Registrant's common stock ("Common Stock"). In addition, the Registrant, through a newly-formed, wholly-owned subsidiary, DVS-Korea, completed the acquisition of DVD-ROM manufacturing capabilities, and a related research and development team and management from Hyundai (the "Tangible Assets," and together with the Intellectual Property, the "Assets") for $1,000,000 in cash. The acquisition was effected pursuant to an Asset Purchase Agreement dated as of May 8, 1998, as amended by an amendment dated June 23, 1998 (the "Purchase Agreement"), by and between the Registrant and Hyundai. The acquired manufacturing facility and research and development and management personnel are located in Seoul, South Korea. At the time of the acquisition, none of the Assets were being used in a going business by Hyundai. Rather, they constituted part of a research and development project by Hyundai in connection with the development of DVD-ROM technology. At the time of its acquisition by the Registrant, the project did not yet have any commercial production, order backlog, customers, finished goods inventory, or accounts receivable.

     The Tangible Assets consist primarily of the tangible personal property owned, leased, operated or held by Hyundai in connection with its DVD-ROM research and development project, including, without limitation, fixed assets, equipment, tooling, and manuals. The Intellectual Property consists primarily of the intangible personal property owned, licensed or otherwise held by Hyundai in connection with its DVD-ROM research and development project, including, without limitation, DVD licenses from the DVD consortium, trademarks, patents, servicemarks, copyrights, trade secrets, design know-how, and engineering and other plans, drawings and diagrams. Notwithstanding the Registrant's exclusive license of the Intellectual Property, the terms of the Purchase Agreement permit Hyundai, in certain limited circumstances, to cross-license the Intellectual Property in a defensive manner, such as in order to obtain a cross-license from a third party to avoid litigation. Hyundai has agreed to obtain a written non-compete agreement from each such cross-licensee for the benefit of the Registrant, to protect the Registrant's rights to use the Intellectual Property.

     The amount of consideration paid by the Registrant to acquire the Assets was negotiated by the Registrant with Hyundai and was based on the Registrant's evaluation of the value of the Assets. The $1,000,000 in cash consideration was funded from the Registrant's available cash. The 2,000,000 shares of Common Stock were issued to Hyundai in a private transaction in reliance upon Section 4(2) of the Securities Act of 1933, as amended. Although such shares of Common Stock are not registered, the Registrant has agreed to file a registration statement covering such shares of Common Stock within 180 days of the transaction closing.

     At the time of the acquisition, Hyundai owned 3,896,999 shares, or approximately 18.6%, of the Registrant's outstanding Common Stock. Mr. Sung Hee Lee served as the representative of Hyundai on the Registrant's Board of Directors from March 1994 through the closing of the acquisition. Mr. Lee founded and was the Director of the Multimedia Business Division of Hyundai from March 1993 through the closing of the acquisition.

     In connection with the acquisition, Mr. Lee and the Registrant have entered into an Employment Agreement which provides for Mr. Lee to serve as the full-time Managing Director of DVS-Korea. It is anticipated that Hyundai will name a new representative to the Registrant's Board of Directors to replace Mr. Lee in the near future.

     (b) The Assets were never used in a going business by Hyundai. Rather the Assets constituted part of a research and development project run by Hyundai in connection with its development of DVD-ROM technology. The Registrant is preparing to use the Assets in the manufacture and sale of DVD-ROM products.

Item 7.   Financial Statements and Exhibits
          ---------------------------------

     (a)  Financial statements relating to Assets acquired
          ------------------------------------------------

     The Assets were never used in a going business by Hyundai. Rather, the Assets constituted part of a research and development project run by Hyundai in connection with its development of DVD-ROM technology. As of the date of their acquisition by the Registrant the Assets had not yet had any related commercial production, order backlog, customers, finished goods inventory or accounts receivable. Thus, no financial statements were ever prepared in connection with Hyundai's DVD-ROM research project, or the Assets.

     (b)  Pro forma financial information
          -------------------------------

     Same as 7(a) above.

     (c)  Exhibits
          --------

     The exhibits listed below are filed as part of this Current Report.


Exhibit No.                       Description of Exhibit
-----------                       ----------------------
 2.1          Asset Purchase Agreement dated as of May 8, 1998 by and between the Registrant and Hyundai.

 2.2          Amendment to Asset Purchase Agreement dated as of June 23, 1998.

10.1 Non-Competition Agreement dated as of June 23, 1998 by and between the Registrant and Hyundai.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DIGITAL VIDEO SYSTEMS, INC.


Date:  July 2, 1998                     By:  /s/ Edward M. Miller
                                           -------------------------
                                            Edward M. Miller
                                            Chief Executive Officer and
                                            President and Chief Operating
                                            Officer -- United States Operations

                                 EXHIBIT INDEX

     The exhibits listed below are filed as part of this Current Report.


Exhibit No.                       Description of Exhibit
-----------                       ----------------------
 2.1          Asset Purchase Agreement dated as of May 8, 1998 by and between the Registrant and Hyundai.

 2.2          Amendment to Asset Purchase Agreement dated as of June 23, 1998.

10.1 Non-Competition Agreement dated as of June 23, 1998 by and between the Registrant and Hyundai.